EXHIBIT 32.1

SECTION 1350 CERTIFICATION

In connection with the quarterly report of iVoiceIdeas, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Principal Chief Accounting Officer and Principal Executive Officer certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 1, 2012	By: //s// Kathy Gilchrist
Kathy Gilchrist
Principal Accounting officer

By: //s//s Maurice Stone
Maurice Stone
Principal Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.